United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2006

The Bank of New York Company, Inc.

(Exact name of registrant as specified in its charter)

New York	001-06152	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wall Street

New York, NY 10286

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 495-1784

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2006, Mellon Financial Corporation (“Mellon”) and The Bank of New York Company, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Mellon and the Company will merge (the “Merger”) into a newly formed corporation to be named “The Bank of New York Mellon Corporation” (“Bank of New York Mellon”).

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of both companies, upon the completion of the Merger each share of Mellon common stock will be converted into one share of Bank of New York Mellon common stock and each share of Company common stock will be converted into 0.9434 shares of Bank of New York Mellon common stock (the “Exchange Ratio”), with cash to be paid in lieu of fractional shares. Mellon and Company stock options and other equity awards will convert upon completion of the Merger into stock options and equity awards with respect to Bank of New York Mellon common stock, subject in the case of Company stock options and equity awards to adjustment to reflect the Exchange Ratio.

The Merger Agreement contains representations, warranties and covenants of Mellon and the Company, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. The board of directors of each company has adopted a resolution recommending the approval and adoption of the Merger Agreement by its respective shareholders, and each party has agreed to put these matters before their shareholders for their consideration. Each party has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement also contains a series of covenants reflecting the commitment of the combined company to continue investing and maintaining a substantial presence in the greater Pittsburgh area following the merger.

Consummation of the Merger is subject to various conditions, including (i) requisite approvals of the holders of Mellon and Company common stock, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing and (iv) effectiveness of the Form S-4 registration statement relating to the Bank of New York Mellon common stock to be issued in the Merger and listing of the Bank of New York Mellon common stock to be issued in the Merger on the New York Stock Exchange. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects and (iii) the delivery of opinions from counsel to Mellon and counsel to the Company relating to the U.S. federal income tax code treatment of the Merger.

Under the Merger Agreement, upon completion of the Merger, Thomas A. Renyi, currently chairman of the board and chief executive officer of the Company, will become executive chairman of the board of Bank of New York Mellon for 18 months following the close of the Merger; Robert P. Kelly, currently chairman of the board, president and chief executive officer of Mellon, will become chief executive officer of Bank of New York Mellon and will succeed Mr. Renyi as chairman of the board; and Gerald L. Hassell, currently president of the Company, will become president of Bank of New York Mellon.

Bank of New York Mellon’s board of directors will initially be comprised of eighteen members, with ten nominated by the Company and eight nominated by Mellon. When Mr. Kelly succeeds Mr. Renyi as chairman of the board, the number of directors will be reduced to sixteen, with nine nominated by the continuing Company directors and seven nominated by the continuing Mellon directors. Bank of New York Mellon’s by-laws will include provisions relating to the management and the board of directors of Bank of New York Mellon after the Merger, as further described in the Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and Mellon. Under certain circumstances, termination of the Merger Agreement may result in a party having rights under its relevant Stock Option Agreement (described below).

In connection with, and as a condition to, entering into the Merger Agreement, Mellon and the Company entered into separate reciprocal stock option agreements (the “Stock Option Agreements”), pursuant to which each of Mellon and the Company granted to the other a stock option (the “Option”) with respect to a number of shares representing up to 19.9% of each party’s total outstanding common shares prior to the issuance of shares under the applicable Stock Option Agreement. Neither of the Options is currently exercisable and, as further set forth in the Stock Option Agreements, each Option will only become exercisable upon the occurrence of certain events relating to a third-party acquisition proposal relating to the issuer of the shares covered by the respective Option. The Company’s total realizable value under the Option granted by Mellon is subject to a cap of $825 million and Mellon’s total realizable value under the Option granted by the Company is subject to a cap of $1.3 billion. Under certain circumstances, each of the parties may be required to repurchase for cash the applicable Option or the shares acquired pursuant to the exercise of such Option.

The foregoing descriptions of the Merger Agreement and the Stock Option Agreements are not complete and are qualified in their entirety by reference to the Merger Agreement and Stock Option Agreements, copies of which are filed as Exhibits 2.1, 99.1 and 99.2, respectively, hereto and are hereby incorporated into this report by reference.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of Mellon and the Company. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the

Merger Agreement and the Stock Option Agreements together with the other information concerning the Company and Mellon that each company publicly files in reports and statements with the Securities and Exchange Commission.

*            *            *

Forward-Looking Statements

The information presented herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including (i) statements about the expected benefits of the transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation, including future financial and operating results, cost savings, enhanced revenues, expected market position of the combined company, and the accretion or dilution to reported earnings and to cash earnings that may be realized from the transaction; (ii) statements about The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “projects” and similar expressions. These statements are based upon the current beliefs and expectations of The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s management and are subject to significant risks and uncertainties. Actual results may differ from those indicated in the forward-looking statements. We will not update these statements as a result of changes in circumstance or new facts, or for any other reason.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of The Bank of New York Company, Inc. and Mellon Financial Corporation may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) The Bank of New York Company, Inc.’s or Mellon Financial Corporation’s shareholders may fail to approve the transaction; (7) a weakening of the economies in which the combined company will conduct operations may adversely affect our operating results; (8) the U.S. and foreign legal and regulatory framework could adversely affect the operating results of the combined company; and (9) fluctuations in interests rates, currency exchange rates and securities prices may adversely affect the operating results of the combined company. Additional factors that could cause The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s results to differ materially from those described in the forward-looking statements can be found in The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s reports (such as

Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov).

Additional Information About this Transaction

The proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation will be submitted to The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s shareholders for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about The Bank of New York Company, Inc. and Mellon Financial Corporation, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, from Mellon Financial Corporation, Secretary of Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258-0001 (800-205-7699), or from The Bank of New York Company, Inc., Investor Relations, One Wall Street, 31st Floor, New York, New York 10286 (212-635-1578).

Directors and executive officers of The Bank of New York Company, Inc. and Mellon Financial Corporation and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Mellon Financial Corporation and/or The Bank of New York Company, Inc. in respect of the proposed transaction. Information about the directors and executive officers of Mellon Financial Corporation is set forth in the proxy statement for Mellon Financial Corporation’s 2006 annual meeting of shareholders, as filed with the SEC on March 15, 2006. Information about the directors and executive officers of The Bank of New York Company, Inc. is set forth in the proxy statement for The Bank of New York Company, Inc.’s annual meeting of shareholders, as filed with the SEC on March 24, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 2.1	Agreement and Plan of Merger, dated December 3, 2006, between Mellon Financial Corporation and The Bank of New York Company, Inc.

Exhibit 99.1	Stock Option Agreement, dated December 3, 2006, between Mellon Financial Corporation, as issuer, and The Bank of New York Company, Inc., as grantee.

Exhibit 99.2	Stock Option Agreement, dated December 3, 2006, between The Bank of New York Company, Inc., as issuer, and Mellon Financial Corporation, as grantee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2006	THE BANK OF NEW YORK COMPANY INC.

	By:	/s/ Bart R. Schwartz
Bart R. Schwartz
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1	Agreement and Plan of Merger, dated December 3, 2006, between Mellon Financial Corporation and The Bank of New York Company, Inc.

Exhibit 99.1	Stock Option Agreement, dated December 3, 2006, between Mellon Financial Corporation, as issuer, and The Bank of New York Company, Inc., as grantee.

Exhibit 99.2	Stock Option Agreement, dated December 3, 2006, between The Bank of New York Company, Inc., as issuer, and Mellon Financial Corporation, as grantee.

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